CINER RESOURCES LP ANNOUNCES QUARTERLY CASH DISTRIBUTION AND CONVERSION OF SUBORDINATED UNITS

ATLANTA, Georgia -- (October 17, 2016) -- Ciner Resources LP (the "Partnership") (NYSE: CINR) announced that the board of directors of its general partner approved today its quarterly distribution. The quarterly distribution of $0.5670 for the third quarter of 2016 is payable on November 11, 2016, to unitholders of record on October 28, 2016.

In addition, on October 17, 2016, the board also confirmed and approved that, upon payment of the quarterly distribution for the third quarter of 2016, the conditions for conversion of the Partnership’s subordinated units will be satisfied. Accordingly, effective on November 14, 2016, the Partnership’s 9,775,500 subordinated units will convert on a one-for-one basis into common units.

ABOUT CINER RESOURCES LP
Ciner Resources LP, a master limited partnership, operates the trona ore mining and soda ash production business of Ciner Wyoming LLC, ("Ciner Wyoming"), one of the largest and lowest cost producers of natural soda ash in the world, serving a global market from its facility in the Green River Basin of Wyoming. The facility has been in operation for more than 50 years.

FORWARD-LOOKING STATEMENTS
This press release may contain forward-looking statements. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described in the Partnership's filings with the SEC. The Partnership undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Qualified Notice
This release is intended to be a qualified notice to nominees as provided for under Treasury Regulation Section 1.1446-4(b)(4) and (d). Please note that 100 percent of the Partnership's distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, all of the Partnership's distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate for individuals or corporations, as applicable. Nominees, and not the Partnership, are treated as the withholding agents responsible for withholding on the distributions received by them on behalf of foreign investors.

Contacts:

Ciner Resources LP

Investor Relations
Scott Humphrey, Director of Finance and Treasurer
(770) 375-2387
SHumphrey@ciner.us.com